Exhibit 99.1

Marizyme Announces Allowance of Patent Application for Flagship Product

DuraGraft® by United States Patent and Trademark Office

Jupiter, FL, January 5, 2022 -- Marizyme, Inc. (“Marizyme” or the “Company”) (OTCQB: MRZM) is pleased to announce that the United States Patent and Trademark Office (USPTO) has issued a Notice of Allowance for the Company’s DuraGraft related patent application entitled “Solutions for Increasing the Stability and Shelf Life of an Organ and Tissue Preservation Solution.” The allowed patent application No. 14/906,582 covers an organ and tissue preservation kit containing shelf-life stable solutions used for vascular graft and tissue protection and preservation during coronary artery bypass surgery (CABG) and other vascular surgeries.

The allowed patent protects Marizyme’s flagship commercial product DuraGraft®, a first-in-class CE marked intra-operative graft storage solution that protects vascular grafts against ischemic injury during bypass surgeries and reduces the incidence of complications associated with vein graft failure, leading to improved clinical outcomes. DuraGraft®, the only product approved for graft protection and preservation during bypass and other vascular surgeries, is currently approved and marketed in Europe and several other leading global healthcare markets. Marizyme is actively seeking United States FDA approval for DuraGraft.

The notification of allowance from the USPTO further strengthens the Marizyme’s patent estate for DuraGraft which already includes granted or allowed patents in Europe, Australia, Argentina, Brazil, China, South Africa, Mexico, and several Asian countries. “Allowance of this Duragraft patent application in the United States represents a significant milestone for us,” stated David Barthel, Marizyme’s CEO, and “protects our commercial opportunities for DuraGraft in the US.”

About Marizyme:

Marizyme is life sciences company, based in Jupiter, FL that is engaged in the research, development and commercialization of technologies and products to prevent, treat and diagnose diseases with unmet clinical need. The Company’s flagship product, DuraGraft® is an intra-operative vascular graft storage solution that inhibits endothelial damage and leads to improved clinical outcomes by reducing the incidence of complications associated with vein graft failure in bypass surgery. DuraGraft enhances coronary artery bypass grafting (CABG) surgical outcomes by significantly reducing major adverse cardiac events such as repeat revascularization and myocardial infarction. DuraGraft is approved for use in the EU and several Asian countries but is not yet approved for use in the U.S. Marizyme is also focused on developing and commercializing consumer focused handheld point-of-care diagnostic devices that connect to patient’s smartphones and digital continued care platforms. Additionally, the Company is developing and marketing of products based on its clinically tested and proprietary protease based therapeutic Krillase® platform. Krillase is not approved for use in the U.S. For more information about Marizyme, visit www.marizyme.com

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